UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2007
TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States	000-52313	62-0474417
created by an act of Congress	Commission file	(I.R.S. Employer Identification No.)
(State or other jurisdiction of	number
incorporation or organization)

400 W. Summit Hill Drive	37902
Knoxville, Tennessee	(Zip Code)
(Address of principal executive offices)
(865) 632-2101
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On July 12, 2007, TVA entered into an agreement to issue $1 billion in TVA Global Power Bonds. The settlement date for the transaction is July 18, 2007. The Bonds bear a coupon rate of 5.50 percent and pay interest semi-annually on each January 18 and July 18. The Bonds mature on July 18, 2017, and are not subject to redemption prior to maturity. Net proceeds to TVA are 98.904 percent, exclusive of expenses incurred in connection with offering the Bonds.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority (Registrant)
Date: July 18, 2007	/s/ John M. Hoskins
John M. Hoskins
Interim Chief Financial Officer and Executive Vice President, Financial Services